                                                                  EXHIBIT 23 (b)


                                  May 13, 2003



Denbury Resources Inc.
5100 Tennyson Parkway Suite 3000
Plano, Texas 75024

Ladies and Gentlemen:

         We consent to the use of the name DeGolyer and MacNaughton and to references to DeGolyer and MacNaughton under the heading "Experts" of the Registration Statement on S-4 to be filed with the Securities and Exchange Commission on or about May 14, 2003. We further consent to references to our "Appraisal Report as of December 31, 2002 on Certain Properties owned by Denbury Resources Inc. SEC Case", "Appraisal Report as of December 31, 2001 on Certain Properties owned by Denbury Resources Inc. SEC Case", and "Appraisal Report as of December 31, 2000 on Certain Properties owned by Denbury Resources Inc. SEC Case", (our Reports), information taken from our Reports, and references to DeGolyer and MacNaughton in the Denbury Resources Inc. Form 10-K for the fiscal year ending December 31, 2002, which is incorporated by reference in the Form S-4.


                                                Very truly yours,

                                                /s/ DeGolyer and MacNaughton

                                                DeGOLYER and MacNAUGHTON